UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 18, 2011, Anacor Pharmaceuticals, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) led by Oxford Finance Corporation and partnered with Horizon Technology Finance Corporation (together, the “Lenders”) under which the Company may borrow up to $30.0 million in three tranches of $10.0 million each (the “Loan Facility”).

The Company borrowed the first tranche of $10.0 million upon closing of the transaction on March 18, 2011. The Company used $6.6 million to repay the remaining obligations under that certain Loan and Security Agreement dated as of June 30, 2006, as amended, with Lighthouse Capital Partners V, L.P. (the “Lighthouse Agreement”), and expects to use the remainder of the capital to fund development activities related to the Company’s product candidates, including AN2690, AN2728 and AN2898. The second and third tranches of $10.0 million each are available upon the Company’s achievement of either the full enrollment of the Phase 3 trials for AN2690 in onychomycosis or the initiation of a Phase 3 trial for AN2728 in psoriasis.  Upon achievement of either of these development milestones, the second tranche of $10.0 million will be available for drawdown through March 31, 2012, and the third tranche of $10.0 million will be available for drawdown through September 30, 2012.   The interest rate for each tranche will be fixed upon drawdown at a rate equal to the greater of 9.4% or 9.1% plus the 3-month U.S. LIBOR rate.  Payments under the Loan Agreement are interest only until April 30, 2012 followed by equal monthly payments of principal and interest through the scheduled maturity date on April 1, 2015.  In addition, a final payment equal to 5.5% of the amounts drawn will be due on April 1, 2015, or such earlier date specified in the Loan Agreement.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets, other than its intellectual property. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, except that the Company may grant non-exclusive licenses of intellectual property approved by the Company’s Board of Directors and entered into in the ordinary course of business, and licenses approved by the Company’s Board of Directors that may be exclusive in respects other than territory and may be exclusive as to territory as to discrete geographical areas outside of the United States.

The Company has paid the Lenders a facility fee of $300,000. In addition, if the Company repays all or a portion of the loan prior to maturity, it will pay the Lenders a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs prior to March 18, 2012, 2% if the prepayment occurs prior to March 18, 2013, or 1% if the prepayment occurs prior to March 18, 2014.

The Loan Agreement includes standard affirmative and restrictive covenants, but does not include any covenants to attain or maintain certain financial metrics, and also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, and a material impairment of the prospect of repayment of the loans. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued to the Lenders warrants, which are initially exercisable for 80,527 shares of Common Stock at a per share exercise price of $6.83 (the “Warrants”) as of the first tranche. The number of shares subject to the Warrants will increase by an amount equal to 5.5% of the amount drawn at each subsequent tranche, divided by the exercise price per share for that tranche, up to a maximum aggregate exercise price of $1.65 million. The exercise price for the additional shares subject to the Warrants at each subsequent tranche will be the  lower of the 10-day average share price prior to drawdown or the price per share on the day prior to drawdown, and each Warrant may be exercised on a cashless basis. The Warrants will terminate on the earlier of March 18, 2018 and the closing of certain merger or consolidation transactions in which the consideration is cash, stock of a publicly traded acquiror, or a combination thereof.  Pursuant to an Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, among the Company, the Lenders and certain securityholders of the Company, dated as of March 18, 2011 (“Rights Agreement Amendment”), the Company granted certain piggyback registration rights pursuant to which, under certain conditions, the Company will register shares of Common Stock issuable upon exercise of the Warrants held by Lenders.

The descriptions of the Loan Agreement, Warrants and Rights Agreement Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement, Warrants and Rights Agreement Amendment, copies of which are attached hereto as Exhibits 10.1, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.

A copy of the press release announcing the Loan Facility and updates on the development of certain product candidates is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth above and referenced under Item 1.01 that relates to the Company’s repayment of obligations under and termination of the Lighthouse Agreement on March 18, 2011 is hereby incorporated by reference into this Item 1.02.

ITEM 2.03          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lenders engaged any investment advisors with respect to the sale and issuance of the Warrants, and no finders’ fees were paid to any party in connection therewith.  The sale and issuance of the Warrants was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each Lender represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

Exhibit Number	Description
4.3	Warrant to Purchase Stock issued to Oxford Finance Corporation, dated as of March 18, 2011
4.4	Warrant to Purchase Stock issued to Horizon Technology Finance Corporation, dated as of March 18, 2011
4.5	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement among Anacor Pharmaceuticals, Inc. and certain of its security holders, dated as of March 18, 2011
10.1	Loan and Security Agreement among Anacor Pharmaceuticals, Inc., Oxford Finance Corporation and Horizon Technology Finance Corporation, dated as of March 18, 2011
99.1	Press Release titled “Anacor Pharmaceuticals Secures $30 Million Loan Facility,” dated as of March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2011	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.3	Warrant to Purchase Stock issued to Oxford Finance Corporation, dated as of March 18, 2011
4.4	Warrant to Purchase Stock issued to Horizon Technology Finance Corporation, dated as of March 18, 2011
4.5	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement among Anacor Pharmaceuticals, Inc. and certain of its security holders, dated as of March 18, 2011
10.1	Loan and Security Agreement among Anacor Pharmaceuticals, Inc., Oxford Finance Corporation and Horizon Technology Finance Corporation, dated as of March 18, 2011
99.1	Press Release titled “Anacor Pharmaceuticals Secures $30 Million Loan Facility,” dated as of March 21, 2011